Exhibit 10.7

OPTIUM CORPORATION

Employee Notice of Grant of Non-Qualified Stock Option

Anthony Musto  (the “Optionee”) has been granted an option (the “Option”) to purchase certain shares of Optium Corporation common stock (the “Stock”) pursuant to the Optium Corporation 2006 Stock Option and Incentive Plan, as amended (the “Plan”), as follows:

Grant Date:	March 3, 2007

Number of Option Shares:	24,000

Option Exercise Price per Share:	$20.85

Expiration Date:	February 28, 2017

Tax Status of Option:	Non-Qualified

Vested Shares:  Except as provided in Stock Option Agreement, and provided that the Optionee’s employment by the Company or any of its subsidiaries has not terminated prior to any applicable vesting date, the shares will vest 25% on March 1, 2008 and 2.08% monthly thereafter with the final vesting occurring on March 1, 2011.  Fractional shares are not exercisable until fractional shares equal a whole share. In addition, there shall be acceleration of vesting of 25% of original grant (or 100% of remaining unvested portion is less) following termination without Cause or Constructive Termination (each term as defined in Optionee’s Employment Agreement with the Company) within one year of an Acquisition (as defined in the Plan).

By their signatures below, the Company and the Optionee agree that the Option is governed by this Notice and by the provisions of the Plan and the Non-Qualified Stock Option Option Agreement, both of which are attached to and made a part of this document.  The Optionee acknowledges receipt of a copy of the Plan and the Option Agreement, represents that the Optionee has read and is familiar with their provisions, and hereby accepts the Option subject to all of their terms and conditions.  In the event that there is a conflict between the Option Agreement and this Notice, the terms of Option Agreement shall govern.  This Notice may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

OPTIUM CORPORATION

By:	/s/ Eitan Gertel		By:	/s/ Anthony Musto
	Name:	Eitan Gertel		Anthony Musto
	Title:	CEO, President & Chairman

	Address:	200 Precision Road
Horsham, PA 19044

ATTACHMENTS:                                             Optium Corporation 2006 Stock Option and Incentive Plan, as amended through the Grant Date, the Option Agreement, Plan Information Statement and IPO Final Prospectus